                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

          United Industrial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     UNITED
                             INDUSTRIAL CORPORATION
----------------------------------------------------------------------

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS                             MAY 8, 1995
--------------------------------------------------------------------------------

TO THE STOCKHOLDERS OF
  UNITED INDUSTRIAL CORPORATION:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of United Industrial Corporation will be held at the Park Lane Hotel (Ballroom Suite, 2nd floor) located at 36 Central Park South, New York, New York on the 8th day of May, 1995 at 10:00 A.M., for the following purposes:

         1. To elect two (2) directors to serve until the Annual Meeting of Stockholders in 1998 and one (1) director to serve until the Annual Meeting of Stockholders in 1997.

         2. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 1995.

         3. To consider and act upon a proposal by a certain stockholder, as set forth under "Proposal of a Certain Stockholder" in the accompanying Proxy Statement, if brought before the meeting.

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only stockholders of record on the books of the Company at the close of business on March 17, 1995 will be entitled to notice of, and to vote at, the meeting. The stock transfer books will not be closed. See the "Miscellaneous" section of the accompanying Proxy Statement as to the place where the list of stockholders may be examined.

    Stockholders are cordially invited to attend the meeting in person. Whether or not you plan to be present at the Annual Meeting, please sign, date and return the enclosed Proxy to ensure that your shares are voted. A return envelope which requires no postage if mailed in the United States, is enclosed for your convenience.

                                            By Order of the Board of Directors

                                                     Susan Fein Zawel
                                                        SECRETARY
March 30, 1995

                        PLEASE MAIL YOUR PROXY . . . NOW!
                                    IMPORTANT
                  WE  HOPE  THAT YOU  CAN ATTEND  THIS MEETING
                  IN PERSON, BUT  IF YOU CANNOT  DO SO  PLEASE
                  MARK,  DATE,  SIGN AND  RETURN  THE ENCLOSED
                  PROXY.

                         UNITED INDUSTRIAL CORPORATION
                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 8, 1995

    This statement is furnished to stockholders of United Industrial Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held at the Park Lane Hotel (Ballroom Suite, 2nd floor) located at 36 Central Park South, New York, New York on May 8, 1995, at 10:00 A.M. Stockholders of record at the close of business on March 17, 1995 will be entitled to notice of and to vote at such meeting and at all adjournments thereof.

    Stockholders who execute proxies may revoke them at any time before they are voted by giving written notice of such revocation to the Secretary of the Company. When a proxy is received, properly executed, prior to the meeting, the shares represented thereby will be voted at the meeting in accordance with the terms thereof.

    The complete mailing address of the Company's principal executive offices is 18 East 48th Street, New York, New York 10017. The approximate date on which this Proxy Statement and the form of Proxy were first sent or given to the stockholders of the Company was March 30, 1995. The Annual Report of the Company for the year ended December 31, 1994, including audited financial statements, has been sent to each stockholder.

                                 VOTING RIGHTS

    On March 30, 1995, there were outstanding and entitled to vote 12,167,493 shares of Common Stock. Stockholders are entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held on the record date of March 17, 1995. The holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting shall constitute a quorum.

    At the record date, more than 5% of the Company's outstanding voting securities was beneficially owned by each of the persons named in the following table, except that the information as to Sanford C. Bernstein & Co., Inc. and Dimensional Fund Advisors Inc. is as of December 31, 1994 and is based upon information furnished to the Company by such entities in Schedules 13G.

                                     NAME AND ADDRESS OF               AMOUNT AND NATURE OF     PERCENT
    TITLE OF CLASS                     BENEFICIAL OWNER                BENEFICIAL OWNERSHIP    OF CLASS
-----------------------  --------------------------------------------  ---------------------  -----------
Common Stock             Bernard Fein                                        2,594,414(1)         21.32%
                         18 East 48th Street
                         New York, New York 10017
Common Stock             Sanford C. Bernstein & Co., Inc.                      707,957(2)          5.82
                         One State Street Plaza
                         New York, New York 10004
Common Stock             Dimensional Fund Advisors Inc.                        617,234(3)          5.07
                         1299 Ocean Avenue, 11th Floor
                         Santa Monica, CA 90401

------------------------
(1) Includes shares of Common Stock owned directly as follows: Mr. Fein--1,108,451 shares, Slake Investments, Ltd., as nominee for members of Mr. Fein's family--579,021 shares, Mr. Fein's children and custodianships for Mr. Fein's minor grandchildren--240,301 shares, Fein Investing Properties Inc.--565,445 shares, and The Fein Foundation, of which Mr. Fein is a trustee-- 101,196 shares.


                                       1

(2) Sanford C. Bernstein & Co., Inc. has sole voting power as to 377,600 of such shares, but has sole dispositive power as to all such shares.

(3) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 617,234 shares of Common Stock as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company ("DFA"), or in series of the DFA Investment Trust Company, a Dela-ware business trust (the "DFA Trust"), or the DFA Group Trust and DFA Participation Group Trust investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Dimensional has sole voting power as to 471,934 shares, but officers of Dimensional who also serve as officers of DFA and the DFA Trust have sole voting power as to an additional 97,100 shares owned by DFA and 48,200 shares owned by the DFA Trust, in their capacities as officers of DFA and the DFA Trust, respectively.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth, as of March 1, 1995, the number of shares of Common Stock of the Company beneficially owned by each director of the Company, each nominee for director, each executive officer named in the Summary Compensation Table below, and by all directors and executive officers of the Company as a group. Except as otherwise indicated all shares are owned directly.

                                                                  AMOUNT AND
                                                                  NATURE OF
                                                                  BENEFICIAL        PERCENT
NAME OR GROUP                                                    OWNERSHIP (1)     OF CLASS
------------------------------------------------------------  ------------------  -----------
Rick S. Bierman.............................................           9,030(2)            (3)
Howard M. Bloch.............................................          44,758               (3)
P. David Bocksch............................................              --          --
Bernard Fein................................................       2,594,414(4)     21.32%
Maurice L. Rosenthal........................................               --   (5)     --
Myron Simons................................................            7,510   (6)            (3)
Richard R. Erkeneff.........................................        --                --
All directors and executive officers as a
 group consisting of 9 persons..............................        2,646,682   (7)    21.75%

------------------------
(1) The information as to securities owned by directors, nominees and executive officers was furnished to the Company by such directors, nominees and executive officers.

(2) These 9,030 shares of Common Stock are owned by Mr. Bierman's daughter. Does not include 42,537 shares of Common Stock owned by Mr. Bierman's wife, as to which he disclaims beneficial ownership. Such shares of Common Stock, and the 9,030 shares of Common Stock owned by Mr. Bierman's daughter, are included within Mr. Fein's beneficial ownership.

(3)  Less than 1%.

(4)  See the table above under "Voting Rights".

(5) Does not include 10,027 shares of Common Stock owned by Mr. Rosenthal's wife, as to which he disclaims beneficial ownership.

(6) Does not include 14,141 shares of Common Stock owned by Mr. Simons' wife, as to which he disclaims beneficial ownership.

(7)  See footnotes above and footnote (1) to the table under "Voting Rights".

                           I.  ELECTION OF DIRECTORS

    Two directors are to be elected at the meeting to hold office until the annual meeting in 1998 and one director until the annual meeting in 1997 and until their successors are elected and qualified. The nominees recommended by the Board of Directors of the Company are Rick S. Bierman and Howard M. Bloch to hold office until the annual meeting in 1998 and P. David Bocksch to hold office until the annual meeting in 1997. Should the nominees become unable to serve or otherwise be unavailable for election, it is intended that persons named in the Proxy will vote for the election of such persons as the Board of Directors may recommend in the place of such nominee. The Board of Directors knows of no reason why the nominees might be unable to serve or otherwise be unavailable for election. Messrs. Bierman and Bloch are presently members of the Board of Directors. Mr. Bocksch was hired as President and Chief Executive Officer of the Company as of March 27, 1995 and, if elected, will fill the vacancy on the Board of Directors for the term expiring in May 1997.

    Directors are elected by a plurality of the shares present in person or represented by proxy at the Annual Meeting. Stockholders have cumulative voting rights with respect to the election of directors. Under cumulative voting, each stockholder is entitled to the same number of votes per share as the number of directors to be elected (or, for purposes of this election, two votes per share). A stockholder may cast all of such votes for a single nominee or distribute them between the nominees, as he wishes, either by so marking his ballot at the meeting or by specific voting instructions sent to the Company with a signed Proxy. Unless authority to vote for the nominees for director is withheld, it is the intention of the persons named in the accompanying Proxy to vote the Proxies in such manner as will elect as directors the persons who have been nominated by the Board of Directors.

    The following table sets forth certain information with respect to the nominees and each director whose term does not expire in 1995. Except as otherwise indicated, each nominee and director has held his present principal occupation for the past five years.

                                            AGE (AT DECEMBER                                               BECAME
NAME                                           31, 1994)                 PRINCIPAL OCCUPATION             DIRECTOR
-----------------------------------------  ------------------  -----------------------------------------  ---------

                  NOMINEES FOR ELECTION TO SERVE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN 1998
Rick S. Bierman..........................          45          Attorney                                     1989
Howard M. Bloch*.........................          67          Vice President of the Company                1975

                  NOMINEE FOR ELECTION TO SERVE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN 1997
P. David Bocksch.........................          51          President and Chief Executive Officer of
                                                                the Company since March 27, 1995;
                                                                Managing Partner of Dalexis Partners,
                                                                Inc., a management consulting firm,
                                                                since 1989; President and Chief
                                                                Executive Officer of MicroFrame, Inc., a
                                                                data communications security firm, from
                                                                October 1993 to December 1994; President
                                                                and Chief Executive Officer of Monroe
                                                                System for Business, Inc., an office
                                                                equipment and contract services company,
                                                                from June 1991 to September 1993; Senior
                                                                Vice President of Alliance Capital
                                                                Management, L.P., a pension fund manager
                                                                and investment advisor, from September
                                                                1989 to May 1991.


                             INCUMBENT DIRECTORS WHOSE TERM OF OFFICE EXPIRES IN 1996
Maurice L. Rosenthal.....................          72          President of Robeco Inc., an importer and    1991
                                                                distributor of specialty chemicals
Myron Simons.............................          74          Financial Consultant                         1978

                              INCUMBENT DIRECTOR WHOSE TERM OF OFFICE EXPIRES IN 1997
Bernard Fein.............................          86          Chairman of the Board and, until March       1959
                                                                27, 1995, President of the Company

------------------------
*Mr. Bloch intends to retire from the Company on or about May 31, 1995.

    None of the directors or nominees is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, except Mr. Bocksch is a director of MicroFrame, Inc.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth information concerning the annual compensation for services in all capacities to the Company for the fiscal years ended December 31, 1994, 1993 and 1992 of the chief executive officer and each other executive officer of the Company whose annual compensation exceeded $100,000.

                                                                                              LONG-TERM
                                                                                            COMPENSATION
                                                                                               AWARDS
                                                      ANNUAL COMPENSATION                   -------------
                                      ----------------------------------------------------   SECURITIES
                                                  SALARY                  OTHER ANNUAL       UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR        ($)     BONUS ($)  COMPENSATION ($)(1)     OPTIONS     COMPENSATION ($)
------------------------------------  ---------  ---------  ---------  -------------------  -------------  ----------------
Bernard Fein........................    1994       321,538     55,000
 Chairman of the Board and              1993       321,538     55,000
  President of the Company              1992       321,538     72,000
Howard M. Bloch.....................
 Vice President of the                  1994       279,231     75,000
  Company and Vice                      1993       248,000     50,000
  President of AAI Corporation (a       1992       239,163     70,400
 subsidiary of the Company)
Richard R. Erkeneff(2)..............    1994       265,182     85,000                             12,000
 President of AAI Corporation           1993        30,000    100,000
Daniel E. McCoy(3)..................    1994       174,470                                         5,000
 President of Detroit Stoker            1993       163,833     81,916
  Corporation (a subsidiary of the      1992       101,250     52,500
 Company)

------------------------
(1) The aggregate amount of other compensation represents perquisites that do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such executive officer.

(2) Mr. Erkeneff has an employment agreement with AAI Corporation which is described under Executive Compensation--Employment Agreements. He commenced employment with AAI Corporation in November 1993.

(3)  Mr. McCoy died in February 1995.

OPTIONS GRANTED IN LAST FISCAL YEAR

    The following table sets forth certain information concerning options granted during 1994 to the named executives:

                                                                                                  POTENTIAL REALIZABLE
                                                        INDIVIDUAL GRANTS(1)                        VALUE AT ASSUMED
                                    ------------------------------------------------------------    ANNUAL RATES OF
                                     NUMBER OF    % OF TOTAL                                          STOCK PRICE
                                    SECURITIES      OPTIONS                                         APPRECIATION FOR
                                    UNDERLYING    GRANTED TO     EXERCISE OR                          OPTION TERM
                                      OPTIONS    EMPLOYEES IN    BASE PRICE                       --------------------
NAME                                  GRANTED     FISCAL YEAR     ($/SHARE)     EXPIRATION DATE    5% ($)     10% ($)
----------------------------------  -----------  -------------  -------------  -----------------  ---------  ---------
Richard R. Erkeneff...............      12,000        12.77%           4.75    June 21, 2004         35,880     90,840
Daniel E. McCoy...................       5,000         5.32%           4.75    June 21, 2004         14,950     37,850

------------------------

(1) One-third of the options are exercisable upon the first anniversary of the date of grant, which was June 21, 1994, an additional one-third of the options are exercisable upon the second anniversary of the date of grant and the balance of the options are exercisable upon the third anniversary of the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

                                                                                  NUMBER OF SECURITIES
                                                                                       UNDERLYING        VALUE OF UNEXERCISED
                                                                                  UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS
                                                                                   AT FISCAL YEAR-END     AT FISCAL YEAR-END
                                             SHARES ACQUIRED    VALUE REALIZED    (#) EXERCISABLE (E)/    ($)(1) EXERCISABLE
NAME                                         ON EXERCISE (#)          ($)          UNEXERCISABLE (U)    (E)/ UNEXERCISABLE (U)
------------------------------------------  -----------------  -----------------  --------------------  ----------------------
Richard R. Erkeneff.......................              0                  0             12,000(U)               1,500(U)
                                                                                              0(E)                   0(E)
Daniel E. McCoy...........................              0                  0              5,000(U)                 625(U)
                                                                                              0(E)                   0(E)

------------------------
(1) Assumes, for all unexercised in-the-money options, the difference between fair market value and the exercise price is 12.5 cents.

EMPLOYMENT AGREEMENTS

    Mr. Erkeneff is employed by AAI Corporation, a subsidiary of the Company ("AAI") pursuant to an employment agreement that provides he be paid a salary at the annual rate of $260,000 and participate in all life insurance, medical, retirement, pension or profit sharing, disability or other employee benefit plans generally made available to other executive officers of AAI. The employment agreement terminates on November 14, 1996, unless Mr. Erkeneff's employment is terminated prior thereto by AAI for cause. Pursuant to the employment agreement, Mr. Erkeneff was entitled to a signing bonus of $100,000, one half of which was paid in November 1993, and the balance of which was paid in November 1994.

    Effective March 27, 1995, P. David Bocksch is employed as President and Chief Executive Officer of the Company pursuant to an employment agreement that provides he be paid a salary at the annual rate of $300,000 and participate in all life insurance, medical, retirement, pension or profit sharing, disability or other employee benefit plans generally made available to other executive officers of the Company. The employment agreement terminates on March 27, 1998, unless Mr. Bocksch's employment is terminated prior thereto by the Company for cause. Pursuant to the employment agreement, Mr. Bocksch is entitled to a guaranteed minimum bonus of $50,000 for 1995, payable no later than April 1, 1996, and is also eligible to receive annual discretionary bonuses as may be granted by the Company's Board of Directors, not to exceed 50% of his then annual salary. Pursuant to the employment agreement, Mr. Bocksch also received options to acquire 100,000 shares of the Company's common stock pursuant to the terms of the Company's 1994 Stock Option Plan at an exercise price equal to the fair market value of the common stock as of the grant date.

RETIREMENT BENEFITS

    Pursuant to agreements with AAI, at retirement Mr. Bloch is entitled to retirement payments from AAI of $12,000 per year payable to him or his estate for a period of 15 years. Mr. Bloch and Mr. Erkeneff also participate in AAI's defined benefit pension plan. Mr. Bloch received payments from the AAI defined benefit pension plan in the amount of $14,544 during 1994.

    Until December 31, 1994, the defined benefit plan provided for monthly pension benefits for life, commencing at the normal retirement age of 65 based upon various salary levels and years of service. Effective January 1, 1995 (the "Effective Date") AAI merged its existing defined benefit plans into the Cash Balance Pension Plan for the Employees of AAI Corporation ("Cash Balance Plan") thereby modifying the benefit formula. The provisions of the Cash Balance Plan apply only to active employees at January 1, 1995 and individuals who become employees after January 1, 1995. The benefit formula for a participant in any of the predecessor defined benefit plans who was not an active employee at the Effective Date has not changed. In accordance with the Cash Balance Plan, a participant's accrued benefit includes the actuarial equivalent of the participant's accrued benefit under the applicable predecessor defined benefit plan as of December 31, 1994 plus annual allocations based upon a percentage of salary and interest earned on such participant's account thereafter. The Cash Balance Plan also has options for early retirement and alternative forms of payment, including lump sum benefits and benefits for surviving spouses. All employees of AAI are eligible to participate in the Cash Balance Plan upon commencement of employment. The estimated annual benefit to be provided by the Cash Balance Plan and payable to Mr. Bloch and, commencing at the normal retirement age, Mr. Erkeneff, are $14,544 and $5,300, respectively.

    In addition, pursuant to a Supplemental Employee Retirement Plan Agreement, Mr. Bloch is entitled to supplemental retirement payments from the Company in the form of a monthly annuity for life with a guaranteed period of ten years. The amount of the monthly payment will be equal to $6,042.68 plus $83.33 for each completed calendar month worked after December 31, 1994.

                         COMPENSATION COMMITTEE REPORT

    It is the policy of the Compensation Committee to establish and maintain executive compensation at competitive levels which will enable the Company to attract and retain highly qualified key management employees. The base salaries for executive officers being recruited by the Company are determined by reference to the responsibilities of the position, the experience of the individual and competitive conditions within the industry. Salary increases, if any, are determined with reference to the performance of the executive officer, the assignment of any increased level of responsibility (including promotions), the performance of the Company and the compensation paid to executive employees of other companies in the defense industry or other comparable industry. Bonuses, if any, are determined with reference to the performance of the executive officer and the anticipated earnings of the Company in the particular year.

    The Company grants stock options to employees, including the Company's principal executive officers, as a key part of its total program for motivating and rewarding executives and managers. Through these stock options, the Company encourages its executives to obtain and hold the Company's stock.

    The Company's executive employees receive no form of compensation other than salary, bonuses, stock options, and customary benefits.

    The compensation of Mr. Fein, as the Company's chief executive officer, is described above in the Summary Compensation Table. His compensation consists primarily of his base salary which has remained at an annual rate of $321,538 since 1985, and a cash bonus of $55,000 in 1994. This bonus amount was established by the Compensation Committee on December 7, 1994 with Mr. Fein abstaining. The Compensation Committee maintained Mr. Fein's 1994 bonus at the amount paid to him as a bonus in 1993, because of a stabilization in the Company's earnings from 1993 to 1994.

    Section 162(m) of the Internal Revenue Code of 1986 limits a company's deduction for compensation paid to executive officers in excess of $1 million in any one year. So long as Bernard Fein serves as a member of the Compensation Committee or Option Committee, the Company would not qualify for certain exceptions provided by such section.

                                          COMPENSATION COMMITTEE
                                          BERNARD FEIN
                                          MYRON SIMONS
                                          RICK S. BIERMAN

                               PERFORMANCE GRAPH

    The graph below compares the total returns which an investor would have earned assuming the investment of $100 on December 31, 1989 in the Common Stock, the Standard & Poor's 500 Composite Stock Index ("S&P 500") and a constructed peer group index of the common stock of six corporations of substantially the same size (by revenues) as the Company, all of which are involved in the defense industry. Those corporations are: Watkins Johnson Company, EDO Corporation, Whitehall Corporation, Tech Sym Corporation, Sparton Corporation and Moog Incorporated. The constructed peer group index has been weighted in accordance with the stock market capitalization of each of the component corporations.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              UNITED INDUSTRIAL CORP.      S&P 500     PEER GROUP
1989                                 100        100              100
1990                                  80         98               76
1991                                  97        126               92
1992                                 108        138               98
1993                                  62        145              122
1994                                  62        147              142

                               OTHER COMPENSATION

    Directors' Fees. During 1994, Directors who were not employees received compensation of $2,000 per meeting, and a fee of $500 for each committee meeting attended.

                             ADDITIONAL INFORMATION

    The Board of Directors of the Company had a total of eleven meetings during 1994.

    Among its standing committees, the Company has an Audit Committee, a Nominating Committee and a Compensation Committee. The Audit Committee recommends to the Board the engagement and discharge of the independent auditors for the Company, analyzes the reports of such auditors, and makes such recommendations to the Board with respect thereto as such committee may deem advisable. There were two Audit Committee meetings held in 1994. The members are Maurice L. Rosenthal and Myron Simons.

    The Nominating Committee acts primarily as a selection committee to recommend candidates for election to the Board of Directors. The committee met once in 1994. The members are Bernard Fein, Howard M. Bloch and Myron Simons.

    The Nominating Committee will consider nominees for directors recommended by stockholders. Any stockholder may make such a recommendation by writing to:
Secretary, United Industrial Corporation, 18 East 48th Street, New York, New York 10017.

    The Compensation Committee makes recommendations to the Board of Directors regarding the compensation structure of the Company as applied to executive personnel. There were two Compensation Committee meetings held in 1994. The members are Bernard Fein, Myron Simons and Rick S. Bierman.

    There are no family relationships between any nominee, director or executive officer of the Company, except that Mr. Bierman is a son-in-law of Mr. Fein and Susan Fein Zawel, Secretary of the Company, is the daughter of Mr. Fein.

                          II.  APPOINTMENT OF AUDITORS

    It is proposed that the stockholders ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1995. Ernst & Young LLP have been the independent auditors of the Company since 1962. It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

    The Board of Directors recommends that the accompanying Proxy be voted in favor of such appointment. A favorable vote of a majority of the shares present at the meeting in person or by proxy is required for approval.

                    III.  PROPOSAL OF A CERTAIN STOCKHOLDER

    William Steiner, 4 Radcliff Drive, Great Neck, New York 11024, a stockholder of the Company, who is the owner of record of 520 shares of Common Stock has advised the Company that at the forthcoming Annual Meeting of Stockholders he intends to introduce a proposal from the floor. The proposal and the reasons of the proposing stockholder in support thereof, are set forth below:

(NO. 3 ON PROXY CARD)
STOCKHOLDER PROPOSAL CONCERNING ELIMINATION OF A CLASSIFIED
BOARD OF DIRECTORS

    "RESOLVED, that the stockholders of the Company request that the Board of Directors take the necessary steps, in accordance with state law, to declassify the Board of Directors so that all directors are elected annually, such declassification to be effected in a manner that does not affect the unexpired terms of directors previously elected."

STOCKHOLDER'S SUPPORTING STATEMENT

    The election of directors is the primary avenue for stockholders to influence corporate governance policies and to hold management accountable for its implementation of those policies. I believe that the classification of the Board of Directors, which results in only a portion of the Board being elected annually, is not in the best interests of the Company and its stockholders.

    The Board of Directors of the Company is divided into three classes serving staggered three-year terms. I believe that the Company's classified Board of Directors maintains the incumbency of the current Board and therefore of current management, which in turn limits management's accountability to stockholders.

    The elimination of the Company's classified Board would require each new director to stand for election annually and allow stockholders an opportunity to register their views on the performance of the Board collectively and each director individually. I believe this is one of the best methods available to stockholders to insure that the Company will be managed in a manner that is in the best interests of the stockholders.

    As a founding member of the Investors Rights Association of America I believe that concerns expressed by companies with classified boards that the annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by stockholders, are unfounded. In my view, in the unlikely event that stockholders vote to replace all directors, this decision would express stockholder dissatisfaction with the incumbent directors and reflect the need for change.

    I URGE YOUR SUPPORT. VOTE FOR THIS RESOLUTION.

    If you agree, please mark your proxy for this resolution; otherwise it is automatically cast against it, unless you have marked to abstain.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL

    The Board of Directors believes that classification of the Board, which was originally approved at the Company's 1970 Annual Meeting, helps to assure continuity and stability in leadership and policy since approximately two-thirds of the directors at any time will have had prior experience on the Board. Board classification is also intended to encourage any person seeking to acquire control of the Company to initiate such action through arms-length negotiations with management and the Board of Directors, who are in a position to negotiate a transaction which is fair to all stockholders. When a similar proposal to eliminate the classified Board was last submitted to the Company in 1989, holders of 7,745,552 shares (80%) voted against the proposal, holders of 1,676,000 share (17.3%) voted for the proposal and holders of 254,552 shares (2.7%) abstained.

    The Board of Directors recommends that you vote against the proposal. Proxies solicited by the Board of Directors will be voted against the adoption of this proposal unless the stockholders specifically indicate in their Proxies their desire to have their shares voted in favor of the proposal or to abstain. Approval of the proposal will require the favorable vote of the majority of votes cast.

                               IV.  MISCELLANEOUS

    The Board of Directors knows of no business to come before the meeting other than as stated in the Notice of the Annual Meeting of Stockholders. Should any business other than that set forth in said Notice properly come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote said Proxy in accordance with their judgment on such matters.

    A list of the Company's stockholders as of the record date for the meeting will be available for examination by any stockholder, for purposes germane to the meeting, during ordinary business hours, for ten days prior to the date of the meeting at the offices of the Company.

    All shares represented by the accompanying proxy given prior to the meeting will be voted in the manner specified therein. Proxy cards returned without specification will be voted in accordance with the recommendation of the Board of Directors. The shares of stockholders who have properly withheld authority to vote for the nominee proposed by the Board of Directors (including broker non-votes) will not be counted toward achieving a plurality. As to any matters which may come before the meeting other than those specified above, the proxy holders will be entitled to exercise discretionary authority. A majority of the Common Stock present in person or represented by proxy will constitute a quorum at the Annual Meeting.

    For purposes of this meeting, except for the election of directors, which requires a plurality vote, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting for a particular matter is required for the matter to be deemed an act of the stockholders. With respect to abstentions, the shares are considered present at the meeting for the particular matter, but since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. With respect to broker non-votes, the shares are not considered present at the meeting for the particular matter as to which the broker withheld its vote. Consequently, broker non-votes are not counted in respect of the matter, but they do have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

                           PROPOSALS OF STOCKHOLDERS

    Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders must be received by the Company no later than November 28, 1995 to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting. Such proposals should be addressed to Susan Fein Zawel, Secretary, United Industrial Corporation, 18 East 48th Street, New York, New York 10017.

                            EXPENSES OF SOLICITATION

    The Company will bear the cost of the solicitation of Proxies. In addition to the use of the mails, proxies may be solicited by the executive employees and directors of the Company personally, by telephone or by telegram. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses.

    UNITED INDUSTRIAL CORPORATION WILL FURNISH A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1994, WITHOUT EXHIBITS, WITHOUT CHARGE TO EACH PERSON WHO FORWARDS A WRITTEN REQUEST THEREFOR, INCLUDING A REPRESENTATION THAT HE WAS A BENEFICIAL HOLDER OF COMMON STOCK OF UNITED INDUSTRIAL CORPORATION ON MARCH 17, 1995, TO SUSAN FEIN ZAWEL, SECRETARY, UNITED INDUSTRIAL CORPORATION, 18 EAST 48TH STREET, NEW YORK, NEW YORK 10017.

Dated March 30, 1995                      By Order of the Board of Directors
                                          Susan Fein Zawel
                                          SECRETARY

                         UNITED INDUSTRIAL CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 8, 1995

    The undersigned hereby appoints Bernard Fein, Howard M. Bloch and Myron Simons or any of them, attorneys and proxies with full power of substitution in each of them, in the name, place and stead of the undersigned to vote as proxy all the stock of the undersigned in the United Industrial Corporation.

The shares represented by this proxy will be voted for proposals 1 through 4 if no instruction to the contrary is indicated, or if no instruction is given.

1.  Election of the following nominees as set forth in the proxy statement

    / / FOR the nominees listed below (except as marked to the contrary below)

    / / WITHHELD AUTHORITY to vote for ALL nominees listed below

             Rick S. Bierman, Howard M. Bloch and P. David Bocksch

For, except vote withheld from the following nominee(s):

--------------------------------------------------------------------------------

2. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as Independent Auditors of the Company for 1995.

       / / FOR                / / AGAINST                / / ABSTAIN

3. To consider and act upon a proposal by a certain stockholder, as set forth under "Proposal of a Certain Stockholder" in the accompanying Proxy statement, if brought before the meeting.

       / / FOR                / / AGAINST                / / ABSTAIN

4. In their discretion, to act upon such other matters as may properly come before the meeting or any adjournment thereof.

                           (TO BE SIGNED ON REVERSE SIDE)

      Please mark, sign, date and return this proxy in the enclosed envelope.

                                             (Note:  Please sign exactly as your
                                             name  appears  hereon.   Executors,
                                             Administrators,    Trustees,   etc.
                                             should so  indicate  when  signing,
                                             giving   full  title  as  such.  If
                                             signer is a corporation, execute in
                                             full corporate  name by  authorized
                                             officer. If shares held in the name
                                             of  two or more persons, all should
                                             sign.)

                                             ___________________________________
                                                Dated                  Signature

                                             ___________________________________
                                                 Dated            Signature if
                                                                  held jointly